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Exhibit 99.1

        Unless otherwise indicated or the context otherwise require, all references to "the Company," "GMS," "we," "us," "our," and other similar terms mean GMS Inc. together with its consolidated subsidiaries.

 Recent Developments as of February 21, 2017

Preliminary Financial Results for the Three and Nine Months Ended January 31, 2017

        Our preliminary estimated unaudited financial results as of and for the three and nine months ended January 31, 2017 are set forth below. Our estimates of results are based solely on information available to us as of the date hereof and are inherently uncertain and subject to change due to a variety of business, economic and competitive risks and uncertainties, many of which are not within our control, and we undertake no obligation to update this information. Accordingly, you should not place undue reliance on this preliminary data. Our estimates contained herein are forward-looking statements and may differ from actual results. Actual results remain subject to the completion of management's and the audit committee's final reviews, as well as the review by our independent registered public accountants and our other financial closing procedures. During the course of the preparation of our actual consolidated financial statements and related notes, additional items that would require material adjustments to the preliminary financial information presented below may be identified. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Use of Estimates" included in our Annual Report on Form 10-K for the fiscal year ended April 30, 2016 and "Forward-Looking Statements" herein.

        The preliminary financial data included herein have been prepared by and are the responsibility of our management. Our independent accountant, PricewaterhouseCoopers LLP, has not audited, reviewed, compiled or performed any procedures with respect to the preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

        These estimates are not a comprehensive statement of our financial results as of and for the three months and the nine months ended January 31, 2017, and should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. In addition, these preliminary estimates as of and for the three and nine months ended January 31, 2017 are not necessarily indicative of the results to be achieved in any future period.

        As reflected below, we expect to report each of net sales, gross profit, net income and Adjusted EBITDA for the three and nine months ended January 31, 2017 as compared to the comparable prior periods.

  •
  For the three months ended January 31, 2017, we expect to report net sales in the range of $561.5 million to $563.5 million as compared to $420.5 million for the three months ended January 31, 2016. We also expect to report net sales in the range of $1,703.0 million to $1,705.0 million for the nine months ended January 31, 2017 as compared to $1,331.0 million for the nine months ended January 31, 2016. The increase in net sales in both periods was due to an increase in wallboard volumes, an increase in sales of ceilings, steel framing and other products and to sales contributed from acquisitions. For the three months ended January 31, 2017, we expect our base business to contribute net sales in the range of $437.0 million to $438.5 million as compared to $379.1 million for the three months ended January 31, 2016. We also expect our base business to contribute net sales in the range of $1,383.0 million to $1,384.5 million for the nine months ended January 31, 2017 as compared to $1,239.4 million for the nine months ended January 31, 2016. In addition, we expect to report wallboard volume of 2,551 million square feet for the nine months ended January 31, 2017 as compared to wallboard volume of 2,027 million square feet for the nine months ended January 31, 2016. For the nine months ended January 31,

    2017 we expect to report sales by product category in the following ranges, as compared to our sales by product category for the nine months ended January 31, 2016 presented below:

	Nine Months Ended January 31,
	2017
			2016
	Low	High
	(estimated)		(actual)
	(in thousands)
Wallboard	$776,000	$776,500	$622,123
Ceilings	253,250	253,750	218,951
Steel framing	273,750	274,250	203,571
Other products	400,000	400,500	286,355

Total	$1,703,000	$1,705,000	$1,331,000

  •
  We expect to report gross profit in the range of $181.0 million to $191.0 million for the three months ended January 31, 2017 as compared to gross profit of $134.2 million for the three months ended January 31, 2016. We also expect to report gross profit in the range of $552.8 million to $562.8 million for the nine months ended January 31, 2017 as compared to $419.0 million for the nine months ended January 31, 2016. The increases in gross profit for both the three and nine month periods were due to the increases in net sales.

  •
  We expect to report net income in the range of $7.0 million to $9.0 million for the three months ended January 31, 2017 as compared to a net loss of $2.2 million for the three months ended January 31, 2016. We also expect to report net income in the range of $33.4 million to $35.4 million for the nine months ended January 31, 2017 as compared to net income of $3.6 million for the nine months ended January 31, 2016. Our improved financial results in both periods were driven primarily by higher sales for many of the products we distribute, as well as to the improved leverage on fixed costs. In addition, for the twelve months ended January 31, 2017, we expect net income in the range of $42.4 million to $44.4 million.

  •
  We expect to report Adjusted EBITDA in the range of $38.7 million to $42.7 million for the three months ended January 31, 2017 as compared to $25.7 million for the three months ended January 31, 2016. We also expect to report Adjusted EBITDA for the nine months ended January 31, 2017 in the range of $134.2 million to $138.2 million as compared to $94.6 million for the nine months ended January 31, 2016. This improvement in both periods was driven by the same factors discussed above regarding net income. In addition, for the twelve months ended January 31, 2017, we expect Adjusted EBITDA, after giving effect to the impact to earnings from entities acquired during such period, from the beginning of the period presented to the date of acquisition, in the range of $192.5 million to $196.5 million. Please see below for a reconciliation of our net income (loss) to our Adjusted EBITDA for each of the foregoing periods.

  •
  We expect to report cash and cash equivalents in the range of $10.0 million to $12.0 million as of January 31, 2017 and total debt of $612.0 million, which includes our senior secured first lien term loan facility (the "First Lien Facility"), senior secured asset based revolving credit facility (the "ABL Facility") and other items classified as short or long term debt on our consolidated balance sheet. As of January 31, 2017 we are able to borrow an additional $213.8 million under the ABL Facility.

        The following information as of and for the three and nine months ended January 31, 2017 sets forth our preliminary financial data. As noted above, each of the line items presented below represents preliminary estimated unaudited financial results which remain subject to the completion of management's and the audit committee's final reviews, as well as the review by our independent registered public accountants and our other financial closing procedures. During the course of the preparation of the consolidated financial statements and related notes, additional information may cause a change in, or require material adjustments to, certain accounting estimates and other financial information, in particular, estimates and financial information related to our stock appreciation rights (income) expense, noncontrolling interests and income tax expense (benefit), which would impact net income (loss) and Adjusted EBITDA.

	Three Months Ended January 31,			Nine Months Ended January 31,
	2017		2016	2017		2016
	Low	High		Low	High
	(estimated)		(actual)	(estimated)		(actual)
	(in thousands)			(in thousands)
Net sales	$561,500	$563,500	$420,482	$1,703,000	$1,705,000	$1,331,000
Gross profit	$181,000	$191,000	$134,160	$552,800	$562,800	$418,961
Net income (loss)	$7,000	$9,000	$(2,212)	$33,400	$35,400	$3,624
Adjusted EBITDA(1)	$38,700	$42,700	$25,686	$134,200	$138,200	$94,601

	January 31,
	2017		2016
	Low	High
	(estimated)		(actual)
	(in thousands)
Cash and cash equivalents	$10,000	$12,000	$7,383
Total debt(2)	$612,000	$612,000	$626,281

(1)
Adjusted EBITDA is a non-GAAP measure. We report our financial results in accordance with GAAP. However, we present Adjusted EBITDA, which is not a recognized financial measure under GAAP, because we believe it assists investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes Adjusted EBITDA is helpful in highlighting trends in our operating results, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments.

In addition, we utilize Adjusted EBITDA in certain covenant calculations under the ABL Facility and the First Lien Facility. The ABL Facility and the First Lien Facility permit us to make certain additional adjustments in calculating Consolidated EBITDA (as defined under the ABL Facility and First Lien Facility), such as projected net cost savings, which are not reflected in Adjusted EBITDA presented herein. We may in the future reflect such permitted adjustments in our calculations of Adjusted EBITDA.

We believe that Adjusted EBITDA is frequently used by analysts, investors and other interested parties in their evaluation of companies, many of which present an Adjusted EBITDA measure when reporting their results. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include:

  •
  Adjusted EBITDA does not reflect every expenditure, future requirements for capital expenditures or contractual commitments;

  •
  Adjusted EBITDA does not reflect changes in our working capital needs;

  •
  Adjusted EBITDA does not reflect the significant interest expense, or the amounts necessary to service interest or principal payments, on our outstanding debt;

  •
  Adjusted EBITDA does not reflect income tax expense and, because the payment of taxes is part of our operations, tax expense is a necessary element of our costs and ability to operate;

  •
  although depreciation and amortization are eliminated in the calculation of Adjusted EBITDA, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any costs of such replacements;

  •
  non-cash compensation is and will remain a key element of our overall long-term incentive compensation package, although we exclude it as an expense from Adjusted EBITDA when evaluating our ongoing operating performance for a particular period; and

  •
  Adjusted EBITDA does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations.

  We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only as supplemental information.

        The following is a reconciliation of our net income (loss) to our Adjusted EBITDA for the periods presented:

	Three Months Ended January 31,			Nine Months Ended January 31,			Twelve Months Ended January 31,
	2017		2016	2017		2016	2017(a)
	Low	High		Low	High		Low	High
	(estimated)		(actual)	(estimated)		(actual)	(estimated)
	(in thousands)			(in thousands)			(in thousands)
Net income (loss)	$7,000	$9,000	$(2,212)	$33,400	$35,400	$3,624	$42,400	$44,400
Interest expense	7,400	7,500	9,473	22,100	22,200	27,990	31,500	31,600
Write-off of debt discount and deferred financing fees	200	200	—	7,100	7,100	—	7,100	7,100
Interest income	—	—	(247)	(100)	(100)	(685)	(300)	(300)
Income tax expense (benefit)	5,200	5,900	(819)	12,100	12,800	4,659	20,000	20,700
Depreciation expense	6,400	6,600	6,469	19,300	19,500	20,207	25,800	26,000
Amortization expense	11,800	11,900	9,540	32,000	32,100	27,129	42,400	42,500

EBITDA	38,000	41,100	22,204	125,900	129,000	82,924	168,900	172,000

Stock appreciation rights (income) expense(b)	(800)	(300)	337	(1,000)	(500)	1,623	(600)	(100)
Redeemable noncontrolling interests(c)	150	450	167	3,000	3,300	1,172	2,600	2,900
Equity-based compensation(d)	600	600	728	2,000	2,000	2,089	2,600	2,600
Severance, other costs related to discontinued operations and closed branches and certain other costs(e)	50	50	52	300	300	1,433	(700)	(700)
Transaction costs (acquisitions and other)(f)	500	600	1,057	3,000	3,100	2,812	3,900	4,000
(Gain) loss on disposal of assets	(100)	(100)	(205)	(200)	(200)	75	(1,000)	(1,000)
Management fee to related party(g)	—	—	562	200	200	1,687	800	800
Effects of fair value adjustments to inventory(h)	200	200	786	800	800	786	1,000	1,000
Interest rate swap and cap mark-to-market(i)	100	100	—	200	200	—	300	300

Adjusted EBITDA	$38,700	$42,700	$25,688	$134,200	$138,200	$94,601	177,800	181,800

Contributions from acquisitions(j)							14,700	14,700

Adjusted EBITDA (with contributions from acquisitions)							$192,500	$196,500

  (a)
  Represents our preliminary estimated financial data for the twelve months ended January 31, 2017, which has been calculated by adding our financial data for the year ended April 30, 2016 to our preliminary estimated financial data for the nine months ended January 31, 2017 and then subtracting our financial data for the nine months ended January 31, 2016. We have presented this financial data because we believe it provides our investors with useful information to assess our recent performance.

  (b)
  Represents non-cash income or expenses related to stock appreciation rights agreements. For additional details regarding stock appreciation rights, refer to "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Subsidiary Equity-Based Deferred Compensation Arrangements" included in our Annual Report on Form 10-K for the fiscal year ended April 30, 2016 and our Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2016.

  (c)
  Represents non-cash compensation expense related to changes in the redemption values of noncontrolling interests. For additional details regarding redeemable noncontrolling interests of our subsidiaries, refer to "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Subsidiary Equity-Based Deferred Compensation Arrangements" included in our Annual Report on Form 10-K for the fiscal year ended April 30, 2016 and our Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2016.

  (d)
  Represents non-cash equity-based compensation expense related to stock options.

  (e)
  Represents severance expenses, other costs related to discontinued operations and closed branches and certain other costs permitted in calculations under the ABL Facility and the Term Loan Facilities.

  (f)
  Represents one-time costs related to this offering and acquisitions (other than the acquisition by GMS Inc. through its wholly-owned entities, GYP Holdings II Corp. and GYP Holdings III Corp., of all of the capital stock of Gypsum Management & Supply, Inc., which we refer to as the "Acquisition") paid to third party advisors.

  (g)
  Represents management fees paid by us to AEA Investor LP (our "Sponsor"). Following our IPO, our Sponsor no longer receives management fees from us.

  (h)
  Represents the non-cash cost of sales impact of purchase accounting adjustments to increase inventory to its estimated fair value, primarily related to the Acquisition.

  (i)
  Represents the mark-to-market adjustments for certain financial instruments.

  (j)
  Represents the impact to earnings from acquired entities from the beginning of the period presented to the date of the acquisition as described in and permitted by the ABL Facility and First Lien Facility.
(2)
Includes debt and capital lease obligations, net of unamortized discount and deferred financing costs.

Recent Acquisitions

        Subsequent to October 31, 2016, we acquired Interior Products Supply, or IPS, and certain Hawaii based distribution assets and the related business from Grabber Construction Products, Inc., or GHI, for an aggregate purchase price of $11.9 million. IPS distributes wallboard and related building materials from one location in Indiana. GHI distributes wallboard and related building materials from one location in Hawaii.

Forward Looking Statements

        This information above includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You can generally identify forward-looking statements by the Company's use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "seek," or "should," or the negative thereof or other variations thereon or comparable terminology. In particular, statements about our expectations, beliefs, plans, strategies, objectives, prospects, assumptions or future events or performance, statements related to net sales, gross profit and capital expenditures, as well as non-GAAP financial measures such as Adjusted EBITDA contained herein are forward-looking statements. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of the Company's control, that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the prices, supply, and/or demand for products which GMS distributes; general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; changes in the availability of capital and interest rates; adverse weather patterns or conditions; acts of cyber intrusion; variations in the performance of the financial markets, including the credit markets; and other factors described in the "Risk Factors" section in the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2016, and in its other periodic reports filed with the SEC. In addition, the statements herein are made as the date hereof. The Company undertakes no obligation to update any of the forward looking statements made herein, whether as a result of new information, future events, changes in expectation or otherwise. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date hereof.

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  Exhibit 99.1
Recent Developments as of February 21, 2017
Forward Looking Statements